SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 23, 2026

GEOVAX LABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39563	87-0455038
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

1955 Lake Park Drive, Suite 300
Smyrna, Georgia 30080
(Address of principal executive offices) (Zip code)

(678) 384-7220
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GOVX	The Nasdaq Capital Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial reporting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement

On October 25, 2026, GeoVax Labs Inc. (the “Company”) entered into a Revolving Loan Agreement (the “Revolving Loan Agreement”) with Bowery Consulting Group Inc. (the “Lender”). Under the Revolving Loan Agreement, the Company may request loans from time to time prior to the Maturity Date (as defined below) in an aggregate principal amount outstanding at any one time not to exceed $1,000,000. As of the date of this Current Report on Form 8-K, the Company has not borrowed any amounts under the Revolving Loan Agreement and no principal is outstanding thereunder. The Lender is not affiliated with the Company.

Loans under the Revolving Loan Agreement bear interest at a rate of 12% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day periods, with accrued interest payable on the Maturity Date. All outstanding loans and accrued interest are due on the first anniversary of the closing of the Revolving Loan Agreement (the “Maturity Date”), may be prepaid at any time without penalty and, subject to the conditions in the Revolving Loan Agreement, may be reborrowed, but no loans may be requested after the tenth business day preceding the Maturity Date. Upon an event of default, the Lender may accelerate the Default Amount (as defined in the Revolving Loan Agreement), including interest at a default rate of 16% per annum. The Company may use the proceeds of loans for general corporate purposes, including to finance the expenses of a Qualified Public Equity Offering (as defined below).

Under the Revolving Loan Agreement, the Company has agreed to use its reasonable best efforts to consummate, as soon as practicable, an underwritten or best efforts registered public offering of Common Stock and/or Common Stock equivalents for gross proceeds of at least $5,000,000 (a “Qualified Public Equity Offering”). The Revolving Loan Agreement also contemplates one or more offerings that, together with the Qualified Public Equity Offering, result in aggregate gross proceeds of at least $10,000,000 (the “Required Additional Financing”). The Revolving Loan Agreement provides that each public equity offering will be separately authorized, structured and priced by a pricing committee of the Company’s Board of Directors, independently of any other offering and in compliance with Nasdaq Listing Rule 5635, and that nothing in the Revolving Loan Agreement commits the Company to issue any minimum amount of securities or constitutes a single plan of financing.

While any loan is outstanding, the Revolving Loan Agreement restricts the Company, without the Lender’s consent, from, among other things, amending its organizational documents in a manner materially adverse to the Lender (other than to effect a reverse stock split, increase its authorized shares or maintain its Nasdaq listing), repurchasing equity securities above specified thresholds, incurring or prepaying indebtedness for borrowed money (other than specified permitted indebtedness), paying dividends, entering into material affiliate transactions not approved by a majority of its disinterested directors, and entering into, amending or increasing compensation or benefit arrangements with directors, officers, employees or consultants or hiring new officers or consultants. If the Company seeks debt financing for borrowed money from another person, the Lender has a right of first refusal for ten days to provide that financing; the Revolving Loan Agreement does not restrict the Company’s offerings of equity securities. The Company has not granted the Lender any lien on or security interest in any of its assets, and no loan is convertible into, or exercisable or exchangeable for, the Company’s common stock or common stock equivalents.

The Revolving Loan Agreement contains customary representations and warranties, and conditions precedent. The Lender’s obligation to make any loan is subject to the satisfaction of such conditions precedent in a manner acceptable to the Lender as of each funding date.

Each request by the Company to draw down, utilize or otherwise access any portion of the loan commitment is subject to the Lender's sole and absolute discretion. The Lender is under no obligation to approve or permit any drawdown, in whole or in part, and may withhold its consent for any reason or for no reason without incurring any liability to the Company. Any approval of a particular drawdown request does not obligate the Lender to approve any subsequent request or waive any of the Lender's rights. In addition, either the Company or the Lender may terminate the loan commitment at any time in its sole discretion upon written notice to the other party, after which the Lender has no further obligation to consider or make any loan. Accordingly, the Company can provide no assurance that any amount will be available to it under the Revolving Loan Agreement.

Events of default under the Revolving Loan Agreement include payment defaults, removal of a Lender Board Nominee (as defined in Item 5.02 below) in breach of the Revolving Loan Agreement, covenant breaches (with an immediate default for breaches of the compensation covenant), cross-defaults on indebtedness exceeding $25,000, unsatisfied judgments of at least $25,000, bankruptcy events and any change of control or fundamental transaction unless the loans are repaid in full. The Company has also agreed to indemnify the Lender and its related parties for certain losses. The Revolving Loan Agreement is governed by New York law.

The foregoing description of the Revolving Loan Agreement is qualified in its entirety by reference to the Revolving Loan Agreement, which is filed as Exhibit 10.1, and the form of Revolving Promissory Note, which is filed as Exhibit 10.2.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.03         Material Modification to Rights of Security Holders

The information set forth in Items 1.01 and 5.02 of this Current Report on Form 8-K are incorporated by reference into this Item 3.03.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective October 23, 2026, five of the Company’s directors, Randal Chase, Dean Kollintzas, Nicole Lemerond, Jayne Morgan and John Spencer, Jr., resigned from the Company’s Board of Directors, and the remaining members of the Company’s Board of Directors (the “Remaining Directors”) appointed three individuals designated by the Lender, Steven Brown, Tyler O’Brien and Manpreet Uppal as directors (the “Lender Board Nominees”). The appointment of three Lender Board Nominees was a condition to the Lender’s obligations under the Revolving Loan Agreement. The resignations were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Each Lender Board Nominee must qualify as an independent director under Nasdaq Listing Rules and Rule 10A-3 under the Exchange Act, may not be an officer, employee or controlling person of the Lender or its affiliates, and may not receive compensation from the Lender or its affiliates in connection with his or her service, other than as disclosed in accordance with Nasdaq Listing Rule 5250(b)(3). The Board of Directors has determined that each Lender Board Nominee is independent under Nasdaq Listing Rule 5605(a)(2) and satisfies the independence requirements of Rule 10A-3 under the Exchange Act. The Lender Board Nominees constitute three of the five members of the Board of Directors and a majority of each of its committees. Under the Revolving Loan Agreement, the Lender has the right to designate replacements or successors for the Lender Board Nominees, subject to approval by the Company’s independent directors or a nominating committee composed solely of independent directors in accordance with Nasdaq Listing Rule 5605(e). That right terminates only upon the automatic resignation of the Lender Board Nominees described below and does not terminate upon Payment in Full (as defined below). The Revolving Loan Agreement provides that neither these resignations and appointments nor any subsequent resignation of a Lender Board Nominee will constitute a “Change of Control Transaction” under the Revolving Loan Agreement.

Pursuant to the terms of the Revolving Loan Agreement, from the closing date until the earlier of Payment in Full (as defined in the Revolving Loan Agreement, which includes the termination of the loan commitment and the occurrence of the Maturity Date) (“Payment in Full”) and the automatic resignation of all of the Lender Board Nominees as described below, the Company may not, without the Lender’s prior written consent, (i) propose, recommend or solicit proxies for the removal of any Lender Board Nominee, (ii) fail to nominate and recommend for election, or fail to solicit proxies for the election of, each Lender Board Nominee at each meeting of its stockholders at which directors are to be elected, or (iii) increase the size of its Board of Directors, create or reconstitute any committee of its Board of Directors, or take any other action that would reduce the proportionate representation of the Lender Board Nominees on its Board of Directors or any committee thereof. The Company is also required to cause each Lender Board Nominee to be covered by its directors’ and officers’ liability insurance and to be party to an indemnification agreement, in each case on terms no less favorable than those applicable to its other directors.

Each Lender Board Nominee will be deemed to have automatically resigned as a director, without any action on his or her part, if (i) the initial closing of the Company’s Qualified Public Equity Offering (as defined in the Revolving Loan Agreement) is not consummated within ten business days following the effective date of the Company’s registration statement on Form S-1 relating thereto or (ii) the Required Additional Financing (as defined in the Revolving Loan Agreement) is not consummated on or before December 31, 2026. The December 31, 2026 date will be extended under certain circumstances set forth in the Revolving Loan Agreement. No Lender Board Nominee will be deemed to have resigned if the applicable event results from a breach by the Company of the Revolving Loan Agreement or from the Company’s failure to obtain any stockholder or Nasdaq approval required in connection with the Qualified Public Equity Offering or the Required Additional Financing. If the Company requests, the Lender must use its reasonable best efforts to cause each Lender Board Nominee to confirm any such resignation in writing. Any such resignation will not constitute an event of default under the Revolving Loan Agreement, and any resulting vacancy may be filled in accordance with the Company’s certificate of incorporation and bylaws. The Lender Board Nominees’ service as directors does not end upon repayment of the loans or Payment in Full; absent such an automatic resignation, they will continue to serve on the same basis as the Company’s other directors.

The principal occupation and summary of the backgrounds of Steven Brown, Tyler O’Brien and Manpreet Uppal are as follows:

Steven Brown, age 32. Steven Brown has served as a director of BioRestorative Therapies, Inc. (Nasdaq: BRTX), a clinical-stage regenerative medicine company developing stem cell-based therapies, since July 14, 2026, and currently serves as Chairman of its Board of Directors and Chair of its Audit Committee. Since May 2024, Mr. Brown has served as Channel Manager, North America, of Boyum IT Solutions, a global provider of software solutions that extend enterprise resource planning systems, where he leads strategic alliances with SAP, Microsoft and ERP reseller networks. Since 2023, he has also served as an independent strategic advisor to wholesale distribution and enterprise manufacturing companies on business planning, partnerships and digital transformation. From January 2019 to May 2024, Mr. Brown served in roles of increasing responsibility at Sana Commerce, a B2B e-commerce software company, including as Partner Manager (July 2023 to May 2024), Senior Business Consultant, North America (January 2021 to July 2023) and Business Consultant (January 2019 to January 2021), with responsibility for strategic partnerships, business development and advising organizations on technology strategy within the Microsoft and SAP ecosystems. From May 2017 to December 2018, he was a Sales Executive at Professional Sports Publications, a sports publishing and advertising company. Mr. Brown holds a Bachelor’s degree in Interdisciplinary Studies (Business Administration) from Fairleigh Dickinson University.

There are no family relationships between Mr. Brown and any director or executive officer of the Company, and no transactions involving Mr. Brown that would require disclosure under Item 404(a) of Regulation S-K. The Board believes Mr. Brown’s experience in technology strategy, strategic alliances and business development qualifies him to serve as a director.

Tyler O’Brien, age 32. Tyler O’Brien has served since October 2020 as Managing Partner of Top Tier LLC (doing business as Top Tier Holdings), a privately held commercial real estate investment firm based in South Florida that he co-founded. In that role, Mr. O’Brien is responsible for evaluating investment opportunities, structuring and negotiating transactions, capital allocation, risk management and oversight of the strategic and financial performance of the firm’s investments.

There are no family relationships between Mr. O’Brien and any director or executive officer of the Company, and no transactions involving Mr. O’Brien that would require disclosure under Item 404(a) of Regulation S-K. The Board believes Mr. O’Brien’s experience in financial analysis, strategic planning, capital allocation, business development and transaction execution, including his experience working with business owners, investors and operators in connection with commercial real estate and related business transactions, qualifies him to serve as a director.

Manpreet Uppal age 40. Manpreet (Mike) Uppal has served as a member of the Board of Directors of GridAI Technologies Corp. (Nasdaq: GRDX) (formerly Entero Therapeutics, Inc.) since February 2025, serving on the Audit Committee (as financial expert), Compensation Committee, and Nominating and Corporate Governance Committee. In this role, Mr. Uppal provides independent oversight of audit, compensation, and governance functions. Since 2021, Mr. Uppal has operated Mike Uppal Personal Real Estate Corporation and has practiced as a licensed realtor with the Fraser Valley Real Estate Board, having spent the majority of his career with Sutton Group before joining Century 21 Coastal Realty in May 2026. Since approximately 2012, Mr. Uppal has also been active in the capital markets, with experience in both private and public market investments and financing transactions.

There are no family relationships between Mr. Uppal and any director or executive officer of the Company, and no transactions involving Mr. Uppal that would require disclosure under Item 404(a) of Regulation S-K. The Board believes Mr. Uppal’s public company board experience qualifies him to serve as a director.

Following their appointment, the committees of the Board of Directors were reconstituted as follows: Audit Committee — Dr. Robert McNally, Mr. O’Brien and Mr. Uppal, with Mr. Uppal designated as the audit committee financial expert; Compensation Committee — Dr. McNally, Mr. Brown and Mr. Uppal; and Nominating and Governance Committee — Dr. McNally, Mr. Brown and Mr. O’Brien.

Each of the new directors will receive the standard compensation available to the Company’s current non-employee directors.

There are no family relationships between the new directors and any of the Company’s directors or executive officers, nor any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Other than as described above, there were no arrangements or understandings by which the new directors were appointed as a member of the Board of Directors.

Item 7.01         Regulation FD Disclosure

On October 26, 2026, the Company issued a press release announcing the matters described in Items 1.01 and 5.02 of this Current Report on Form 8-K, and on October 27, 2026 issued a corrected press release. A copy of the corrected press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements regarding GeoVax’s business plans, the Revolving Loan Agreement and the availability of advances thereunder, and the timing and outcome of its clinical development and regulatory activities. The words “believe,” “look forward to,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. Actual results may differ materially from those included in these statements due to a variety of factors, including whether: GeoVax is able to obtain acceptable results from ongoing or future clinical trials of its investigational products, GeoVax’s immuno-oncology products and preventative vaccines can provoke the desired responses, and those products or vaccines can be used effectively, GeoVax’s viral vector technology adequately amplifies immune responses to cancer antigens, GeoVax can develop and manufacture its immuno-oncology products and preventative vaccines with the desired characteristics in a timely manner, GeoVax’s immuno-oncology products and preventative vaccines will be safe for human use, GeoVax’s vaccines will effectively prevent targeted infections in humans, GeoVax’s immuno-oncology products and preventative vaccines will receive regulatory approvals necessary to be licensed and marketed, GeoVax raises required capital to complete development, there is development of competitive products that may be more effective or easier to use than GeoVax’s products, GeoVax will be able to enter into favorable manufacturing and distribution agreements, GeoVax is able to regain and maintain compliance with Nasdaq continued listing requirements, the timing of initiation and completion of the GEO-MVA Phase 3 trial and of any EMA marketing authorization, GeoVax’s ability to continue as a going concern, the Lender permits GeoVax to draw down any portion of the loan commitment, which is subject to the Lender’s sole and absolute discretion, and whether the loan commitment is terminated, GeoVax is able to generate sufficient cash flow or raise additional capital to service, repay or refinance its indebtedness on acceptable terms or at all, GeoVax is able to comply with the covenants and other obligations in the Revolving Loan Agreement, including obtaining the Lender’s consent where required, an event of default occurs that results in the acceleration of GeoVax’s indebtedness or the exercise of other remedies by the Lender, GeoVax’s level of indebtedness limits its financial flexibility, operations or ability to pursue its business strategy or obtain additional financing, and other factors, over which GeoVax has no control.

Further information on the Company’s risk factors is contained in its periodic reports on Form 10-Q and Form 10-K that it has filed and will file with the SEC. Any forward-looking statement made by the Company herein speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits
Exhibit No.	Description
10.1	Revolving Loan Agreement, dated October 25, 2026 between GeoVax Labs, Inc. and Bowery Consulting Group Inc.*
10.2	Form of Revolving Promissory Note
99.1	Press Release dated October 26, 2026
104	Cover Page Interactive Data (embedded within the Inline XBRL document)

* Certain schedules to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K, and certain portions of this exhibit have been redacted in accordance with Item 601(a)(6) and Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule, and an unredacted copy of this exhibit, to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2026

GEOVAX LABS, INC.

By:	/s/ Mark W. Reynolds
Mark W. Reynolds
Chief Financial Officer